Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-101617, 333-222043, 333-228980, 333-188042 and 333-258819) on Form S-8 and the registration statements (No. 333-80193, 333-84907, 333-76824, 333-104380, 333-110604, 333-122309, 333-133190, 333-132715, 333-151542, 333-167754, 333-182803, 333-200927, 333-214889, 333-222701, 333-226206, 333-228383 and 333- 250801) on Form S-3 of our report dated March 28, 2022, with respect to the consolidated financial statements of CASI Pharmaceuticals, Inc..

/s/ KPMG Huazhen LLP

Beijing, China

March 28, 2022